Exhibit 99.18

FORETHOUGHT VARIABLE INSURANCE TRUST

Powers of Attorney

Each of the undersigned persons, including each of the members of the Board of Trustees of Forethought Variable Insurance Trust (the “Trust”), do hereby severally constitute and appoint as his/her attorney-in-fact Deborah Schunder, Sarah M. Patterson and Trent Statczar to sign on his/her behalf the Trust’s Registration Statement on Form N-14 relating to the proposed reorganization of Global Atlantic Goldman Sachs Core Fixed Income Portfolio, a series of the Trust, with and into Global Atlantic BlackRock High Yield Portfolio, a series of the Trust, and any amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission, and any other forms of documents, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Trust and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. As to each of the undersigned persons, this Power of Attorney shall be valid from the date opposite their name until revoked by such individual.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date opposite their name.

/s/ Deborah Schunder	President and Chief Executive Officer	June 30, 2026
Deborah Schunder

/s/ Trent Statczar	Principal Financial Officer	June 25, 2026
Trent Statczar

/s/ Eric Todd	Trustee	June 25, 2026
Eric Todd

/s/ Jospeh Breslin	Trustee	June 25, 2026
Joseph Breslin

/s/ Mark Garbin	Trustee	June 30, 2026
Mark Garbin

/s/ Mitchell E. Appel	Trustee	June 25, 2026
Mitchell E. Appel